UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2013

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, the Board of Directors (the “Board”) of Marathon Petroleum Corporation (the “Company”) increased the size of the Board to twelve members and elected Messrs. Steven A. Davis and James E. Rohr as directors of the Company, with such elections effective as of July 30, 2013. Mr. Davis was appointed to serve on the Board’s Audit Committee and Corporate Governance and Nominating Committee. Mr. Rohr was appointed to serve on the Board’s Audit Committee and Compensation Committee.

As non-employee directors, Messrs. Davis and Rohr will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 14, 2013. Effective January 1, 2013, 10% of the deferred equity award component of such non-employee director compensation is granted in the form of MPLX LP phantom units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: August 2, 2013	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary